Exhibit 10.14.1

CONFIDENTIAL TREATMENT

First Amendment to License and Service Agreement

This First Amendment supplements the License and Service Agreement effective March 19, 2008 by and between Telenav, Inc. (herein “Telenav”) and AT&T Mobility LLC (“AT&T”). Telenav and AT&T may be referred to individually as a “Party” or collectively as the “Parties”.

RECITALS

A. Telenav and AT&T have previously entered into the License and Service Agreement (the “Agreement”) stated above.

B. Telenav has a new Information Service, TeleNav Vehicle Tracker, which it would like to make available to AT&T.

C. AT&T would like to offer for sale TeleNav Vehicle Tracker.

THEREFORE, Telenav and AT&T agree as follows:

1.	Effective Date. The effective date of this First Amendment is November 13, 2008.

2.	Term. This First Amendment will remain in effect as long as the Agreement is in effect.

3.	Section A of Exhibit A to the Agreement is amended to add the following Product:

9) “TeleNav Vehicle Tracker” includes the following features:

•	Location tracking with near real-time location and historical reporting

•	Detailed mileage and breadcrumb reports

•	Alerts (excessive speeds, prolonged stops and others)

•	Ability to view in-vehicle device tracking data on the same TeleNav Track account as mobile phones

•	On-board data store and forward support

•	Mounted installation, powered by the vehicle battery

•	Temperature, vibration, humidity and shock resistant

•	Customizable sensors for capturing any binary status (e.g.: ignition on/off, door open, lights on/off)

•	GPS readings every two minutes

4.	The following new subsection (a) is added to Section 3 of Exhibit F to the Agreement:

a) Pricing for TeleNav Vehicle Tracker. TeleNav agrees to offer TeleNav Vehicle Tracker to AT&T for [*****] per month. AT&T agrees to pay TeleNav a one-time activation fee of [*****] for each vehicle activated with TeleNav Vehicle Tracker on AT&T’s network. This pricing does not include any devices on which TeleNav Vehicle Tracker operates or any other services associated with those devices such as installation and warranty. AT&T will direct its customers to the appropriate dealer to purchase those devices and associated services.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT

5.	TeleNav agrees to support the TeleNav Vehicle Tracker on the following device at Commercial Launch:

•	GNX-5P GPS modem

6.	This First Amendment complies with Section 13.13 (Amendment) of the Agreement and is, therefore, integrated into the Agreement pursuant to Section 13.14 (Entire Agreement) of the Agreement.

7.	This First Amendment is subject to the Agreement and in the event of any conflict between a provision of the Agreement and a provision in this First Amendment; the provision of this First Amendment will govern. In all other respects, the Agreement continues in full force and effect.

AGREED TO BY:

TELENAV, INC.		AT&T Mobility LLC, on behalf of its affiliates doing business as AT&T in the Area

By:	/s/ Douglas S. Miller	By:	/s/ Igor Glubochansky
(Authorized Signature)		(Authorized Signature)

Name:	Douglas S. Miller	Name:	Igor Glubochansky
Title:	CFO	Title:	Director, Industry Solutions
Date:	November 13, 2008	Date:	November 13, 2008